Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS THIRD QUARTER 2009 RESULTS

•	Loss narrowed despite continued difficult credit conditions

•	Provision for loan losses remained elevated to boost reserves as charge-offs increased

•	Negative migration trend in credit performance moderated as non-performing assets increased slightly from second quarter levels

•	Net interest income and margin continued to improve despite decline in earning assets and drag from non-performing loans

•	Expenses decreased by approximately $2 million from second quarter levels, excluding severance costs associated with staff reductions

•	Reduced debt and extended only material short-term debt maturity to November 2010

Boston, November 4, 2009 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported an adjusted net loss for the third quarter of 2009 of $9.3 million, or $0.19 per diluted share. On a GAAP basis, the Company reported a net loss of $10.3 million, or $0.21 per diluted share, which reflected $0.9 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income (loss)” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“We continued to focus on protecting the balance sheet and managing credit performance in the third quarter as we reduced headcount and cut costs, while also paying down debt and extending short-term debt maturities into 2010. Although credit costs remain elevated, increases in non-performing assets moderated and we added significantly to allowance for loan losses,” said Tim Conway, Chairman and Chief Executive Officer. “Given the sustained rally across the loan, high yield bond and securitization markets, I am optimistic that our access to capital will also begin to improve.”

“We continued to make progress on our funding strategy by renewing our warehouse line with Citi and generating investor interest in several potential debt financing options. We now have 90% of our assets funded with long-term capital and expect to bolster our liquidity position through the issuance of new corporate debt,” added John Bray, NewStar’s Chief Financial Officer.

Loan Credit Quality

•	The provision for credit losses was $32.6 million in the third quarter of 2009 compared to $36.2 million in the second quarter of 2009.
•	Approximately $33.3 million of new specific reserves were established in the third quarter of 2009 compared to $32.4 million in the second quarter of 2009.
•

The allowance for credit losses increased to $101.1 million, or 4.69% of loans, at September 30, 2009, compared to $86.3 million, or 3.86%, at June 30, 2009 and $44.9 million or 1.87% at September 30, 2008.

•	Five loans totaling $22.5 million as of September 30, 2009 were placed on non-accrual status in the third quarter of 2009.
•

One of the five loans placed on non-accrual status in the third quarter of 2009 was a $5.7 million commercial real estate loan as of September 30, 2009. The other four loans were to companies operating in the manufacturing, publishing, energy, and automotive industry sectors.

•

At September 30, 2009, loans to 22 borrowers were on non-accrual status with an aggregate outstanding balance of $147.6 million compared to 19 loans with an aggregate outstanding balance of $149.5 million at June 30, 2009.

•

Sixteen of the non-accrual loans with an outstanding balance of $112.6 million and three additional accruing loans with an aggregate outstanding balance of $36.5 million as of September 30, 2009 were also delinquent loans.

•

Net charge-offs increased slightly to $17.8 million, or 3.31% of loans on an annualized basis, in the third quarter of 2009 compared to $14.9 million or 2.66% of loans on an annualized basis in the second quarter of 2009.

•	The Company owned an interest in a single property valued at $5.6 million (net of a non-controlling interest), which was included in other real estate owned (“OREO”) as of September 30, 2009.

Funding and Capital

•	Reduced debt by nearly $100 million in the third quarter of 2009 and approximately $370 million since September 30, 2008.
•

Amended an existing credit facility with Citi to extend the maturity date to November 2010, reduce the size of the facility from $300 million to $150 million (with approximately $117 million currently drawn), and reduce the advance rate, while maintaining pricing terms, and the Company’s ability to fund advances under approximately $125 million of revolving credit and delayed draw term loans

•	Approximately 90% of assets are now funded by long term capital.
•

Approximately 64% of loan assets continued to be funded by existing securitized term debt at attractive, locked-in spreads as of September 30, 2009. The ability to re-invest collections from repayments and amortization of certain of these loans represents a continuing source of funding.

•	Balance sheet leverage was 3.1x as of September 30, 2009, down slightly from 3.2x at June 30, 2009 due principally to repayment of advances under credit facilities.
•

Total cash and equivalents as of September 30, 2009 were $141 million, of which $31 million was unrestricted. Unrestricted cash decreased from approximately $46 million at June 30, 2009 and restricted cash decreased from approximately $113 million to $110 million.

Managed and Owned Loan Portfolios

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 96% invested in 1st lien senior secured loans and debt investments at September 30, 2009.

•

Total origination volume for the third quarter of 2009 was nominal, which reflected the Company’s preference to preserve liquidity given the severity of recent economic conditions and the uncertainty around the future course of the U.S. economy.

•

The managed loan portfolio was $2.7 billion as of September 30, 2009 (down from $2.8 billion at June 30, 2009), reflecting the net impact of prepayments and scheduled amortization of existing loans, as well as, charge-offs, which was offset by modest new loan origination. Managed loan portfolio was down from $3.0 billion at September 30, 2008.

•	Assets managed for the NCOF were $544 million at September 30, 2009, down slightly from June 30, 2009 and down from $570 million at September 30, 2008.
•	The owned loan portfolio was $2.2 billion as of September 30, 2009 down slightly from June 30, 2009.
•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of September 30, 2009, no outstanding borrowings by a single issuer represented more than 1.2% of total loans outstanding, and the ten largest issuers comprised approximately 7.7% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $24.5 million for the third quarter of 2009 compared to $23.6 million for the second quarter of 2009.
•

Net interest margin increased 26 bps to 4.16% for the third quarter of 2009 compared to 3.90% for the second quarter of 2009 and 3.90% for the third quarter of 2008 due principally to an increase in credit spreads through the re-pricing of existing loans, which was partially offset by the impact of higher non-performing loans.

Non-Interest Income

•	Non-interest income was $0.1 million for the third quarter of 2009 compared to a $0.2 million loss for the second quarter of 2009, and $5.5 million of income for the third quarter of 2008.
•

Non-interest income in the third quarter of 2009 consisted primarily of a $1.2 million gain on repurchase of debt, $0.8 million of asset management income, $0.6 million of unused fees and $0.2 million of agency fees, which was substantially offset by the impact of a valuation adjustment on other real estate owned (OREO).

Expenses

•

Operating expenses decreased by approximately $2 million (net of severance costs of approximately $0.9 million) to $10 million ($10.9 million including severance costs) in the third quarter of 2009 compared to $12.0 million in the second quarter of 2009 due principally to lower workout expenses and other costs related to the bank acquisition.

•

Headcount was reduced from 82 as of June 30, 2009 to 68 as of September 30, 2009 and then to 66 shortly after quarter end, which is expected to generate annual run-rate costs savings of approximately $1.5 million. Headcount has been reduced by approximately 52% from its peak of 137 as of January 2008.

Other Developments

•	The Company terminated its agreement to acquire Southern Commerce Bank, N.A. and withdrew its related regulatory applications.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 888-428-9498 approximately 5-10 minutes prior to the call. International callers should dial 719-325-2235. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through November 11, 2009 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 7246092. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT and Chicago IL. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1600	500 Boylston St., Suite 1600
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the current dislocation in the credit markets and the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2008 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-Q for the quarter ended September 30, 2009 with the SEC on or before November 9, 2009 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; and ii) the losses incurred in connection with the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the retained residual interest) less annualized interest expense as determined under GAAP, divided by average interest earning assets (excluding the retained residual interest for the period.)

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company and ii) the change in fair value of the residual interest. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 11 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008
Assets:
Cash and cash equivalents	$31,128	$46,280	$50,279	$132,853
Restricted cash	109,618	113,243	84,163	105,231
Investments in debt securities, available-for-sale	3,859	2,972	3,025	4,166
Loans held-for-sale	3,072	7,132	-	18,562
Loans, net	2,041,087	2,135,647	2,328,812	2,342,186
Deferred financing costs, net	19,219	19,057	21,003	19,181
Interest receivable	8,442	8,685	10,608	11,629
Property and equipment, net	976	1,080	1,252	1,261
Deferred income taxes, net	56,863	48,587	31,238	29,374
Income tax receivable	603	-	-	-
Other assets	32,703	22,150	41,142	31,078

Total assets	$2,307,570	$2,404,833	$2,571,522	$2,695,521

Liabilities:
Credit facilities	$135,742	$322,248	$411,267	540,030
Term debt	1,567,864	1,478,620	1,524,171	1,532,425
Accrued interest payable	3,408	4,283	9,773	10,168
Income tax payable	-	1,647	353	1,261
Accounts payable	386	481	1,049	176
Other liabilities	38,660	32,780	43,354	33,712

Total liabilities	1,746,060	1,840,059	1,989,967	2,117,772

NewStar Financial, Inc. stockholders’ equity	557,506	564,774	581,555	577,749
Noncontrolling interest	4,004	-	-	-

Total stockholders’ equity	561,510	564,774	581,555	577,749

Total liabilities and stockholders’ equity	$2,307,570	$2,404,833	$2,571,522	$2,695,521

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008
Net interest income:
Interest income	$33,675	$35,026	$45,845	$44,903
Interest expense	9,197	11,412	21,445	19,864

Net interest income	24,478	23,614	24,400	25,039
Provision for credit losses	32,577	36,177	17,930	11,960

Net interest income after provision for credit losses	(8,099)	(12,563)	6,470	13,079

Non-interest income:
Fee income	388	361	866	725
Asset management income	758	673	1,457	1,699
Gain (loss) on derivatives	126	222	1,366	746
Gain (loss) on sale of loans and debt securities	-	-	(1)	1,022
Loss on investments in debt securities	-	-	(1)	(6)
Other income (expense)	(1,139)	(1,504)	4,958	1,350

Total non-interest income	133	(248)	8,645	5,536
Operating expenses:
Compensation and benefits	7,578	6,686	4,172	5,161
Occupancy and equipment	769	781	718	795
General and administrative expenses	2,580	4,573	3,054	2,500

Total operating expenses	10,927	12,040	7,944	8,456

Income (loss) before income taxes	(18,893)	(24,851)	7,171	10,159
Income tax expense (benefit)	(6,957)	(9,208)	4,417	2,580

Net income (loss) before noncontrolling interest	(11,936)	(15,643)	2,754	7,579
Net loss attributable to noncontrolling interest	1,674	-	-	-

Net income (loss)	$(10,262)	$(15,643)	$2,754	$7,579

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	915	962	2,102	1,131
Loss on assets sold and retained residual interest (2)	-	-	258	(1,298)

Adjusted net income (loss)	$(9,347)	$(14,681)	$5,114	$7,412

Net income (loss) per share:
Basic	$(0.21)	$(0.32)	$0.06	$0.16
Diluted	$(0.21)	$(0.32)	$0.06	$0.16

Weighted average shares outstanding:
Basic	49,173,245	49,173,192	48,510,697	48,525,154
Diluted	49,173,245	49,173,192	48,510,697	48,525,154

Adjusted net income (loss) per share:
Basic	$(0.19)	$(0.30)	$0.11	$0.15
Diluted	$(0.19)	$(0.30)	$0.11	$0.15

Adjusted weighted average shares outstanding:
Basic	49,173,245	49,173,192	48,510,697	48,525,154
Diluted	49,173,245	49,173,192	48,510,697	48,525,154

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share amounts)	2009	2008
Net interest income:
Interest income	$104,626	$142,925
Interest expense	34,374	64,771

Net interest income	70,252	78,154
Provision for credit losses	94,061	20,294

Net interest income after provision for credit losses	(23,809)	57,860

Non-interest income:
Fee income	1,242	3,652
Asset management income	2,218	4,826
Gain on derivatives	492	791
Gain on sale of loans and debt securities	-	283
Loss on investments in debt securities	-	(931)
Loss on residual interest in securitization	-	(631)
Other income	2,255	2,295

Total non-interest income	6,207	10,285
Operating expenses:
Compensation and benefits	19,891	26,241
Occupancy and equipment	2,330	2,568
General and administrative expenses	10,654	8,036

Total operating expenses	32,875	36,845

Income (loss) before income taxes	(50,477)	31,300
Income tax expense (benefit)	(17,948)	11,656

Net income (loss) before noncontrolling interest	(32,529)	19,644
Net loss attributable to noncontrolling interest	1,674	-

Net income (loss)	$(30,855)	$19,644

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	3,928	3,836
Loss on assets sold and retained residual interest (2)	-	(937)

Adjusted net income (loss)	$(26,927)	$22,543

Net income (loss) per share:
Basic	$(0.63)	$0.41
Diluted	$(0.63)	$0.41

Weighted average shares outstanding:
Basic	49,041,700	48,282,775
Diluted	49,041,700	48,282,775

Adjusted net income (loss) per share:
Basic	$(0.55)	$0.47
Diluted	$(0.55)	$0.47

Adjusted weighted average shares outstanding:
Basic	49,041,700	48,282,775
Diluted	49,041,700	48,282,775

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands, except per share amounts)	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008
Performance Ratios:
Return on average assets	(1.74)%	(2.56)%	0.42%	1.15%
Return on average equity	(7.19)	(10.87)	1.88	5.26
Net interest margin, before provision	4.16	3.90	3.79	3.90
Efficiency ratio	41.57	51.53	24.04	27.66
Loan portfolio yield	5.99	6.08	7.40	7.32

Credit Quality Ratios:
Delinquent loan rate (at period end)	6.91%	5.71%	0.69%	-%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	1.69	1.47	-	-
Non-accrual loan rate (at period end)	6.84	6.68	2.52	1.10
Non-performing asset rate (at period end)	7.08	6.68	2.82	1.39
Annualized net charge off rate	3.27	2.66	1.47	0.87
Allowance for credit losses ratio (at period end)	4.69	3.86	2.25	1.87

Capital and Leverage Ratios:
Equity to assets	24.20%	23.48%	22.62%	21.43%
Debt to equity	3.06	x	3.19	x	3.33	x	3.59	x
Book value per share	$11.34	$11.49	$12.00	$11.91

Average Balances:
Loans and other debt products, gross	$2,228,018	$2,300,582	$2,431,109	$2,398,212
Interest earning assets	2,333,502	2,429,968	2,560,126	2,551,689
Total assets	2,345,793	2,451,731	2,613,730	2,628,428
Interest bearing liabilities	1,738,064	1,828,485	1,966,631	1,958,274
Equity	566,078	577,455	582,630	573,642

Allowance for credit loss activity:
Balance as of beginning of period	$86,340	$65,013	$44,933	$38,223
General provision for credit losses	(703)	3,733	4,726	499
Specific provision for credit losses	33,280	32,444	13,204	11,461
Net charge offs	(17,800)	(14,850)	(8,886)	(5,250)

Balance as of end of period	$101,117	$86,340	$53,977	$44,933

Supplemental Data (at period end):
Investments in debt securities, gross	$6,704	$6,737	$6,839	$6,887
Loans held-for-sale, gross	3,162	7,136	-	19,012
Loans held-for-investment, gross	2,157,696	2,238,630	2,402,309	2,406,520

Loans and investments in debt securities, gross	2,167,562	2,252,503	2,409,148	2,432,419
Unused lines of credit	243,311	279,141	339,230	370,704
Standby letters of credit	22,235	29,826	32,358	32,079

Total funding commitments	$2,433,108	$2,561,470	$2,780,736	$2,835,202

Loan portfolio	$2,167,562	$2,252,503	$2,409,148	$2,432,419
Loans owned by NewStar Credit Opportunities Fund	543,645	543,862	561,241	569,612

Managed loan portfolio	$2,711,207	$2,796,365	$2,970,389	$3,002,031

Loans held-for-sale, gross	$3,162	$7,136	$-	$19,012
Loans held-for-investment, gross	2,157,696	2,238,630	2,402,309	2,406,520

Total loans, gross	2,160,858	2,245,766	2,402,309	2,425,532
Deferred fees, net	(16,560)	(17,875)	(20,998)	(21,241)
Allowance for loan losses - general	(39,114)	(39,360)	(36,786)	(32,148)
Allowance for loan losses - specific	(61,025)	(45,752)	(15,713)	(11,395)

Total loans, net	$2,044,159	$2,142,779	$2,328,812	$2,360,748

(1)	Tier 1 risk-based capital ratio is defined as Tier 1 capital divided by risk weighted assets.
(2)	Total risk-based capital ratio is defined as the sum of Tier 1 capital and Tier 2 capital divided by risk-weighted assets.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share amounts)	2009	2008
Performance Ratios:
Return on average assets	(1.69)%	1.00%
Return on average equity	(7.16)	4.68
Net interest margin, before provision	3.88	4.09
Efficiency ratio	42.08	41.66
Loan portfolio yield	6.05	7.76

Credit Quality Ratios:
Annualized net charge off rate	2.91	0.81

Average Balances:
Loans and other debt products, gross	$2,304,400	$2,411,604
Interest earning assets	2,423,370	2,554,199
Total assets	2,445,755	2,620,030
Interest bearing liabilities	1,827,003	1,978,561
Equity	576,465	560,748

Allowance for credit loss activity:
Balance as of beginning of period	$53,977	$35,487
General provision for credit losses	1,621	2,643
Specific provision for credit losses	92,440	17,651
Net charge offs	(46,921)	(10,848)

Balance as of end of period	$101,117	$44,933

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	September 30, 2009	June 30, 2009	December 31, 2008	September 30, 2008
Performance Ratios:
Return on average assets	(1.58)%	(2.40)%	0.78%	1.12%
Return on average equity	(6.55)	(10.20)	3.49	5.14
Efficiency ratio	35.77	44.99	19.32	22.70

Consolidated Statement of Operations Adjustments(1):
Operating expenses	$10,927	$12,040	$7,944	$8,456
Less: IPO related compensation and benefits expense (2)	1,524	1,528	1,561	1,517

Adjusted operating expenses	$9,403	$10,512	$6,383	$6,939

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Nine Months Ended September 30,
($ in thousands)	2009	2008
Performance Ratios:
Return on average assets	(1.47)%	1.15%
Return on average equity	(6.25)	5.37
Efficiency ratio	36.92	35.88
Net interest margin, before provision	3.88	4.09
Yield on interest earning assets	5.77	7.48

Consolidated Statement of Operations Adjustments(1):
Non-interest income	$6,207	$10,285
Plus: loss on assets sold and retained residual interest (2)	-	631

Adjusted non-interest income	$6,207	$10,916

Operating expenses	$32,875	$36,845
Less: IPO related compensation and benefits expense (3)	4,025	4,891

Adjusted operating expenses	$28,850	$31,954

Average Balances:
Assets	$2,445,755	$2,620,030
Less: assets sold and residual interest (2)	-	310

Adjusted assets	$2,445,755	$2,619,720

Interest earning assets	$2,423,370	$2,554,199
Less: assets sold and residual interest (2)	-	310

Adjusted interest earning assets	$2,423,370	$2,553,889

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	September 30, 2009		June 30, 2009		December 31, 2008		September 30, 2008
Portfolio Data:
First mortgage	$335,236	15.5%	$354,750	15.8%	$370,810	15.4%	$365,758	15.0%
Senior secured asset-based	31,472	1.5	33,509	1.5	40,969	1.7	42,830	1.8
Senior secured cash flow	1,715,157	79.1	1,777,360	78.9	1,884,862	78.2	1,905,906	78.4
Senior subordinated asset-based	40,984	1.9	46,056	2.0	64,156	2.7	70,075	2.9
Senior subordinated cash flow	-	-	-	-	8,182	0.3	8,183	0.3
Second lien	37,298	1.7	33,419	1.5	33,086	1.4	32,888	1.3
Mezzanine/subordinated	7,415	0.3	7,409	0.3	7,083	0.3	6,779	0.3

Total	$2,167,562	100.0%	$2,252,503	100.0%	$2,409,148	100.0%	$2,432,419	100.0%

Middle Market Corporate	$1,813,799	83.7%	$1,878,298	83.4%	$2,016,447	83.7%	$2,044,945	84.1%
Commercial Real Estate	353,763	16.3	374,205	16.6	392,701	16.3	387,474	15.9

Total	$2,167,562	100.0%	$2,252,503	100.0%	$2,409,148	100.0%	$2,432,419	100.0%